EXHIBIT 4.01
                                                                    ------------

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       of
                                  DSL.NET, INC.

        (Pursuant to Sections 242 and 245 of the General Corporation Law
                           of the State of Delaware)

DSL.net, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is DSL.net, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on March 3, 1998 under the name DSL.net, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the certificate of incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which proposed amendment and restatement is as follows:

                                    ARTICLE I
                  The name of this corporation is DSL.net, Inc.

                                   ARTICLE II
The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                   ARTICLE III
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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                                   ARTICLE IV

A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is 420,000,000 shares, of which 400,000,000 shares shall be Common Stock with a par value of $.0005 per share and 20,000,000 shares shall be Preferred Stock with a par value of $.001 per share.

B. Preferred Stock. Shares of the Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the corporation shall have authority to the fullest extent permitted under the General Corporation Law to adopt resolutions from time to time fixing, for each class or series of Preferred Stock, the voting powers, whether full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, and fixing, altering or reducing the number of shares comprising any such class or series, subject to any requirements of the General Corporation Law and the corporation's certificate of incorporation.

The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

1. the distinctive designation of such class or series and the number of shares to constitute such class or series of Preferred Stock;

2. the rate at which dividends, if any, on the shares of such class or series of Preferred Stock shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

3. the right or obligation, if any, of this corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

4. the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of this corporation;

5. the terms and conditions, if any, upon which shares of such class or series of Preferred Stock shall be convertible into, or exchangeable for, shares of capital stock of
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

this corporation of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

6. the obligation, if any, of this corporation to retire, redeem or purchase shares of such class or series of Preferred Stock pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

7. the voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

8. the limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

9. such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of this corporation may deem advisable and are not inconsistent with law, the provisions of this corporation's certificate of incorporation or the provisions of any certificate of designation of any class or series of Preferred Stock.

C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation and after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively, unless otherwise provided by law or the corporation's certificate of incorporation or in any certificate of designation filed in accordance with the General Corporation Law of the State of Delaware with respect to the designation of any class or series of Preferred Stock.

3. Redemption. The Common Stock is not redeemable.

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4. Voting Rights.

(a) Except as may be provided in this corporation's certificate of incorporation or in any certificate of designation of any class or series of Preferred Stock, the holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote upon all matters voted on by stockholders of this corporation.

(b) Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law, the holders of Common Stock shall vote together with the holders of the Preferred Stock, if any, as a single class with respect to any proposed amendment hereto that would increase the number of authorized shares of Common Stock with each such share being entitled to such number of votes per share as is provided in this Article IV, and the holders of the Common Stock shall not be entitled to a separate class vote with respect thereto.

5. Residual Rights. All rights accruing to the outstanding shares of capital stock of this corporation not expressly provided for to the contrary herein or in any certificate of designation of any class or series of Preferred Stock shall be vested in the Common Stock.

                                    ARTICLE V

Except as otherwise provided in this certificate of incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the by-laws of this corporation.

                                   ARTICLE VI

A. Number of Directors. The number of directors of this corporation shall be fixed from time to time by a resolution of the Board of Directors.

B. Classes of Directors. This Part B of Article VI shall be effective commencing with the election of directors to be held at the first annual meeting of stockholders of this corporation after the filing of this Second Amended and Restated Certificate of Incorporation (the date of such first annual meeting shall be referred to as the "Commencement Date").

1. Commencement and Size of Classes. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class.

2. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting of stockholders at

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which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the first annual meeting of stockholders held after the Commencement Date; each initial director in Class II shall serve for a term ending on the date of the second annual meeting of stockholders held after the Commencement Date; and each initial director in Class III shall serve for a term ending on the date of the third annual meeting of stockholders held after the Commencement Date.

3. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, even if less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent Director.

C. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the by-laws of the corporation.

D. Removal of Directors.
1. During the period between the date of the filing of this Second Amended and Restated Certificate of Incorporation and the Commencement Date, any one or more or all of the directors may be removed (i) without cause only by the affirmative vote of the holders of shares of voting stock of this corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class; and
(ii) with cause only by the affirmative vote of the holders of shares of voting stock of this corporation representing at least a majority of the voting power of all of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.

2. From and after the Commencement Date, any one or more or all of the directors may be removed, only for cause, by the affirmative vote of the holders of shares of voting stock of this corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.

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E. Tenure. Notwithstanding any provisions to the contrary contained in this corporation's certificate of incorporation, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

F. Vacancies. Any vacancy in the Board of Directors, however occurring (including a vacancy resulting from an enlargement of the Board of Directors), may be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen.

G. Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. If one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the total number of the whole Board of Directors fixed in accordance with this Article VI constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

H. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the corporation's certificate of incorporation or by-laws.

I. Stockholder Nominations and Introduction of Business, Etc.
Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the by-laws of the corporation.

J. Rights of Preferred Stock. The provisions of this Article VI are subject to the rights of the holders of any class or series of Preferred Stock from time to time outstanding.

                                   ARTICLE VII

Holders of the Common Stock may not take any action by written consent in lieu of a meeting. Except as otherwise set forth in the certificate of designation for any class or series of preferred stock, holders of a class or series of Preferred Stock (including the Series X Preferred Stock and the Series Y Preferred Stock), when voting or acting as a separate class or series, may take action by written consent in lieu of a meeting.

                                  ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of this corporation may be kept

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(subject to any provision contained in the statutes) outside the State of
Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of this corporation.

                                   ARTICLE IX

A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be, and hereby is, eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this certificate of incorporation inconsistent with this Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

                                    ARTICLE X

The Board of Directors of this corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of this corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of this corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

(A) the interests of this corporation's stockholders, including the possibility that these interests might be best served by the continued independence of this corporation;

(B) whether the proposed transaction might violate federal or state laws;

(C) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of this corporation, but also to the market price for the capital stock of this corporation over a period of years, the estimated price that might be achieved in a negotiated sale of this corporation as a whole or in part or through orderly liquidation, the premiums over

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market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and this corporation's financial condition and future prospects; and

(D) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with this corporation, upon the communities in which this corporation conducts its business and upon the economy of the state, region and nation.
In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

                                   ARTICLE XI

This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to the vote of any class or series of stock of this corporation required by law, this certificate of incorporation or a certificate of designation with respect to a class or series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of this corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article IV or (ii) amend or repeal, or adopt any provision inconsistent with, Articles III, V, VI, VII, IX, X, XII and XIII or this sentence.

                                   ARTICLE XII

This corporation is (i) required to provide indemnification of, and advancement of expenses to, its directors and officers to the fullest extent permitted by the General Corporation Law and other applicable laws, and (ii) permitted to provide indemnification of, and advancement of expenses to, its directors, officers, employees and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through by-law provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject, in each case, only to limits created by applicable law (statutory or non-statutory).

Any amendment, repeal or modification of the foregoing provisions of this
Article XII shall not adversely affect any right or protection of a director, officer, employee, agent, or other person existing at the time of, or increase the liability of any director, officer, employee or agent of this corporation or other person with

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respect to any acts or omissions of such director, officer, employee, agent or other person occurring prior to, such amendment, repeal or modification.

                                  ARTICLE XIII

This corporation is to have perpetual existence.

                                   ARTICLE XIV

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.
* * *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

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

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by the President and the Secretary of this corporation on this 12th day of October, 1999.


/S/ STEPHEN ZAMANSKY
-------------------------------------
STEPHEN ZAMANSKY, SECRETARY






















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                             DESIGNATION OF SERIES X
                           CONVERTIBLE PREFERRED STOCK
                                       of
                                  DSL.NET, INC.

DSL.net, Inc., a company organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law by action of the Board of Directors of the Corporation at a meeting held on November 6, 2001:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation and in accordance with the General Corporation Law of the State of Delaware and the provisions of the Corporation's Amended and Restated Certificate of Incorporation, a new series of preferred stock, par value $.00l per share, of the Corporation is hereby created and designated as the "Series X Convertible Preferred Stock", and the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

A. Designation and Amount. A total of 20,000 shares of the Corporation's previously undesignated preferred stock, par value $.001per share, shall be designated as "Series X Convertible Preferred Stock" (the "Series X Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series X Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance (i) upon the exercise of outstanding options, rights or warrants for the purchase of Series X Preferred Stock or (ii) upon the conversion of any outstanding securities issued by the Corporation convertible into Series X Preferred Stock.

1. Dividend Provisions. The holders of shares of Series X Preferred Stock shall be entitled to receive dividends out of funds legally available therefor, in cash or, at the sole option of the Corporation, but only in case of a dividend payment under clause (ii) below, in shares of the Corporation's common stock, par value $.0005 per share (the "Common Stock"), measured at the fair market value of the Common Stock at the time the dividend is declared, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, at the rate of $120 per share per annum (the "Accruing Dividends") (as adjusted for any stock splits, stock dividends, recapitalizations or the like affecting the Series X Preferred Stock after the date of the filing of this Designation of Series X Convertible Preferred Stock (the "Series X Certificate of Designation") with the Secretary of State of the State of Delaware), when and if declared by the Board of Directors. Accruing Dividends shall accrue on a monthly basis on each share of the Series X Preferred Stock from the date of original issuance of such share, whether or not earned or declared and shall be cumulative. Notwithstanding the foregoing, accrued but unpaid dividends shall be paid on each outstanding share of the Series X Preferred Stock upon the earliest to occur of (i) any liquidation, dissolution, winding up or Change of Control (as defined in subsection 2(c)(i)), which payment shall be made as provided in Section 2; (ii) any conversion of such share of the Series X Preferred Stock into Common Stock; or (iii) any redemption of such share of the Series X Preferred Stock, which payment shall be made as provided in Section 6. The holders of a majority of the then outstanding shares of Series X Preferred Stock may waive any dividend or dividend preference that such holders shall be entitled to receive under this Section 1 by giving the Corporation written notice of such waiver. For the purpose of this Section 1, "fair market value" shall be determined in accordance with Section 2(c)(ii) hereof.

2. Liquidation Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntarily, the holders of Series X Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock and any other class or series of preferred stock (whenever designated or created) that is junior to the Series X Preferred Stock with respect to the liquidation, dissolution or winding up of the Corporation by reason of their ownership thereof, an amount per share equal to the sum of $1,000.00 (the "Original Series X Issue Price") plus, in the case of each share, an amount equal to all Accruing Dividends thereon unpaid (whether or not declared) computed to the date payment thereon is made (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like affecting the Series X Preferred Stock after the date of the filing of this Series X Certificate of Designation with the Secretary of State of the State of Delaware). If upon the occurrence of such event, the assets and funds available for distribution to the holders of shares of Series X Preferred Stock and any other class or series of preferred stock (whenever designated or created) that is on parity with the Series X Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series X Preferred Stock and any other such class or series of Preferred Stock in proportion to the amount of such preferential amounts due on the shares of Series X Preferred Stock and any other such class or series of Preferred Stock owned by each such holder. The Corporation's Series Y Convertible Preferred Stock, par value $.001 per share (the "Series Y Preferred Stock"), shall rank on parity with the Series X Preferred Stock with respect to the liquidation, dissolution or winding up of the Corporation.

(b) Upon completion of the distribution required by subsection (a) of this
Section 2 and any other distribution required by the Corporation's certificate of incorporation (including any certificate of designation for another class or series of preferred stock), all of the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed among the holders of shares of Series X Preferred Stock, Series Y Preferred Stock, Common Stock and any other class or series of stock of the Corporation (whenever designated or created) that is not limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate on the distribution of assets upon the liquidation, dissolution or winding up of the Corporation pro rata based on the number of shares of Common Stock then held by each such holder (assuming full conversion of all convertible or exchangeable stock, including the Series X Preferred Stock and Series Y Preferred Stock, into shares of Common Stock, regardless of whether or not such shares are then convertible).

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

convertible or exchangeable stock, including the Series X Preferred Stock, into shares of Common Stock).

(c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) if, following such transaction, the holders of the outstanding voting power of the Corporation prior to the transaction cease to hold, directly or indirectly, a majority of the outstanding voting power of the surviving entity or (B) a sale of all or substantially all of the assets of the Corporation, unless in case of either clause (A) or (B) the holders of a majority of the then outstanding shares of Series X Preferred Stock elect to the contrary by giving written notice thereof to the Corporation at least three days before the effective date of such event. If such notice is given, the provisions of subsection 3(h) below shall apply. In connection with any such transaction contemplated by the first sentence of this paragraph, all consideration payable to the stockholders of the Corporation, in connection with a merger or consolidation, or all consideration payable to the Corporation, together with all other available assets of the Corporation (net of obligations owed by the Corporation), in the case of an asset sale, shall be paid to and deemed (to the fullest extent permitted by law) distributed (in the case of a merger or consolidation) or available for distribution and payment as provided herein (in the case of a sale of assets), as applicable, to the holders of capital stock of the Corporation in accordance with the preference and priorities set forth in this Section 2, with such preferences and priorities specifically intended to be applicable in any such Change of Control transaction as if the same were a liquidation, dissolution or winding up. If applicable, the Corporation shall either (x) cause the agreement and plan of merger or consolidation to provide as a consequence of such merger or consolidation for the conversion of the outstanding shares of Series X Preferred Stock into the right to receive an amount either in cash, or, in the case of a merger or consolidation for stock, stock of the surviving corporation equal to the applicable amount payable under this Section 2; or (y) immediately concurrent with the consummation with the sale of all or substantially all of the assets of the Corporation, cause the redemption of all outstanding shares of the Series X Preferred Stock for an amount either in cash or, in the case of a sale of assets for stock, stock of the surviving corporation equal to the applicable amount payable under this Section 2. The occurrence of any event set forth in clause
(A) or (B) of the first sentence of this subsection 2(c)(i) is sometimes referred to as a "Change of Control."

(ii) In any of such events, if the consideration received by the Corporation or its stockholders is other than cash or securities, its value will be deemed its fair market value, as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing

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prices of the securities on such exchange or system over the ten (10) day period ending three (3) days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten
(10) day period ending three (3) days prior to the closing; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate or by virtue of any securities law or regulation) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(iii) In the event the requirements of this subsection 2(c) are not complied with, the Corporation shall forthwith either:

(A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of shares of Series X Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

(iv) The Corporation shall give each holder of record of shares of Series X Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the then outstanding shares of Series X Preferred Stock.

3. Conversion. The holders of shares of the Series X Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert.

(i) Each share of Series X Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series X Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series X Preferred Stock shall be $0.18; provided, however, that the Conversion Price shall be subject to adjustment as set forth in subsection 3(d).

(b) Automatic Conversion. Each share of Series X Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect immediately upon the close of business on the date on which the closing sale price of the Corporation's Common Stock on the Nasdaq Stock Market has exceeded $2.50 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like affecting the Common stock after the date of the filing of the Series X Certificate of Designation with the Secretary of State of the State of Delaware (the "Filing Date") for a period of 45 consecutive trading days; provided, however, that such period of 45 consecutive trading days must commence and end following the date that is 180 days after the Filing Date.

(c) Mechanics of Conversion. Before any holder of shares Series X Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such Series X Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series X Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series X Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering shares of Series X Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of shares of Series X Preferred Stock shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

(d) Adjustment of Price Upon Issuance of Common Stock. Except as provided in subsection 3(e), if and whenever the Corporation shall issue or sell, or is, in accordance with subsections 3(d)(i) through 3(d)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, immediately upon such issue or sale, the Conversion Price shall be reduced to the price per share at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock.
For purposes of this subsection (d), the following subsections 3(d)(i) through 3(d)(vii)) shall also be applicable:

(i) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection 3(d)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. In case the Corporation shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subsection 3(d)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subsection 3(d)(iii), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 3(d)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 3(d)(i) or 3(d)(ii), or the rate at which Convertible Securities referred to in subsection 3(d)(i) or 3(d)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(iv) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold at a price per share equal to $.0005; provided, however, that no adjustment shall be made in connection with (i) dividends payable in shares of Common Stock payable pro rata to holders of the Series X Preferred Stock and to holders of any other class or series of stock, whether or not paid to holders of any other class of stock, or (ii) dividends payable in shares of Series X Preferred Stock.

(v) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the

Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options and other securities shall each be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

(vi) Record Date. In case the Corporation shall take a record of the holders of shares of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, however, if such dividend or distribution is not fully made on the date fixed therefor, the Conversion Price for the Series X Preferred Stock shall be recomputed accordingly and thereafter the Conversion Price for the Series X Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends, distributions or granting of rights, if any.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subsection 3(d).

(e) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of (A) the issuance, or deemed issuance, of shares of Common Stock to directors, officers, employees or consultants of the Corporation or a subsidiary of the Corporation in connection with their service as directors of the Corporation or a subsidiary of the Corporation, their employment by the Corporation or a subsidiary of the Corporation or their retention as consultants by the Corporation or a subsidiary of the Corporation under the Corporation's Amended and Restated 1999 Stock Plan, the Vector Internet Services Inc. 1997 Stock Option Plan, the Vector Internet Services Inc. 1999 Stock Option Plan or the Company's 1999 Employee Stock Purchase Plan (the "Plans"), plus such additional number of shares issued or issuable to directors, officers, employees or consultants of the Corporation or a subsidiary of the Corporation under any amendment of the Plans, or under other plans, adopted or assumed by the Corporation with the approval of the Board of Directors of the Corporation (including a majority of the Series X Directors (as defined in Section 4(b))), plus such number of shares of Common Stock which are repurchased by the Corporation from such persons pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor, (B) the issuance of shares of Common Stock upon exercise of the warrant to purchase 27,770 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to VantagePoint Venture Partners 1996, L.P., (C) the issuance of shares of Common Stock upon exercise of the warrant to purchase 55,544 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to VantagePoint Communications Partners, L.P., (D) the issuance, or deemed issuance, of shares of Common Stock pursuant to a merger, consolidation or stock or asset acquisition approved by the Corporation's Board of Directors, including a majority of the Series X Directors; (E) the issuance of shares of Common Stock upon the conversion of the Series X Preferred Stock; and (F) the issuance, or deemed issuance, of securities of the Corporation for any purpose and in any amount as approved by the Corporation's Board of Directors, including a majority of the Series X Directors.

(f) Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(g) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or in Section 2), provision shall be made so that the holders of the Series X Preferred Stock shall thereafter be entitled to receive upon conversion of the Series X Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion of such Series X Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series X Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series X Preferred Stock) shall be applicable after that event in as nearly equivalent a way as practicable.

(h) Adjustment for Merger or Reorganization. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger, or sale that is treated as a liquidation under subsection 2(c) above), each share of Series X Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series X Preferred Stock would have been entitled upon such consolidation, merger or conveyance.

(i) No Impairment. Without the approval of the holders of a majority of the then outstanding shares of Series X Preferred Stock, the Corporation will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Series X Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of shares of Series X Preferred Stock against impairment.

(j) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series X Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share, determined on the basis of the total number of shares of Series X Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price for the Series X Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series X Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series X Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(1) such adjustment and readjustment, (2) the applicable Conversion Price for the Series X Preferred Stock at the time in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of the Series X Preferred Stock.

(l) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series X Preferred Stock, at least ten (10) days prior to the date specified therein or such shorter period agreed upon by written consent of the holders of a majority of the outstanding shares of the Series X Preferred Stock, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(m) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series X Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series X Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series X Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series X Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Series X Certificate of Designation or its certificate of incorporation.

(n) Notices. Any notice required by the provisions of this Series X Certificate of Designation to be given to the holders of shares of Series X Preferred Stock shall be deemed given if delivered in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series X Preferred Stock at the address of such holder as shown on the books of the Corporation.

4. Voting Rights and Board Seats.
(a) Voting Rights. The holder of each share of Series X Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series X Preferred Stock was initially convertible in accordance with Section 3 hereof at the time of filing of the Series X Certificate of Designation with the Secretary of State of the State of Delaware (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)). Each holder of Series X Preferred Stock shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of the Corporation. Except as may otherwise be provided in the Corporation's certificate of incorporation (including this Series X Certificate of Designation) or required by law, the Series X Preferred Stock shall vote or act together with all other classes and series of capital stock of the Corporation (including the Common Stock) as a single class on all actions to be taken by the stockholders of the Corporation.

(b) Board Seats. As long as at least 50% of the Series X Preferred Stock issued pursuant to the Series X Convertible Preferred Purchase Agreement dated November 14, 2001 by and between the Company and the investors listed on Schedule A thereto remains outstanding, (i) the holders of the Series X Preferred Stock, voting as a separate series, shall be entitled to elect a majority of the total number of directors of the Corporation as determined in accordance with the Corporation's certificate of incorporation (the "Series X Directors"). To the extent possible, the Series X Directors shall at all times be divided as evenly as possible, among the three classes of the Corporation's Board of Directors, such that no one class of directors shall have more than one Series X Director more than any other class of directors. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series X Preferred Stock then outstanding shall constitute a quorum of the Series X Preferred Stock for the election of directors to be elected solely by the holders of the Series X Preferred Stock. Any vacancy in any directorship elected by the holders of the Series X Preferred Stock, however occurring, may be filled by the vote of a majority of the Series X Directors then in office, even if less than a quorum.

(ii) From and after the filing of this Series X Certificate of Designation, any one or more or all of the Series X Directors may be removed, with or without cause, by the affirmative vote of the holders of shares of at least a majority of the voting power of all of the then outstanding shares of Series X Preferred Stock entitled to vote generally in the election of directors, voting together as a single class.

5. Protective Provisions. So long as at least 25% of the shares of Series X Preferred Stock originally issued are outstanding, the Corporation shall not, nor shall it allow any of its subsidiaries, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series X Preferred Stock, voting as a separate series:

(a) authorize or issue, or obligate itself to issue, (i) any other equity security (including any other security convertible into or exercisable for any equity security) having rights, preferences or privileges senior to the Series X Preferred Stock or (ii) during the six month period beginning on the filing date of the Corporation's Certificate of Designation of the Series Y Preferred Stock with the Secretary of State of the State of Delaware, any other equity security (including any other security convertible into or exercisable for any equity security) having rights, preferences or privileges pari passu with the Series X Preferred Stock;

(b) alter or change the rights, preferences or privileges of the shares of Series X Preferred Stock as set forth in this Series X Certificate of Designation, so as to affect adversely the shares;

(c) authorize any reclassification of the Series X Preferred Stock.

6. Redemption. The shares of Series X Preferred Stock shall be redeemed as follows:

(a) Optional Redemption. At any time on or after January 1, 2005, the holders of at least a majority of the then outstanding shares of the Series X Preferred Stock may request that the Corporation redeem all (and not less than all) of the outstanding shares of Series X Preferred Stock pursuant to the terms of this
Section 6 (the "Redemption Request"). Upon receipt of the Redemption Request, the Corporation shall promptly notify the holders of the Series Y Preferred Stock of the Redemption Request. Upon receipt of a Series Y Redemption Request (in such case as defined under the Series Y Certificate of Designation), the Corporation shall promptly notify the holders of the Series X Preferred Stock of such Series Y Redemption Request. Upon receipt of the Redemption Request, the Corporation shall redeem from any source of funds legally available therefor the outstanding shares of the Series X Preferred Stock in full on a date that is no more than 120 days after the date of the Redemption Notice, as defined in
Section 6(c)below (the "Redemption Date").

(b) Redemption Price and Payment. The Series X Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount (such amount being referred to as the "Redemption Price") equal to $1,000 (as such amount may be adjusted for any stock splits, stock dividends, recapitalizations or the like affecting the Series X Preferred Stock) plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available.

(c) Redemption Mechanics. At least 20 but not more than 60 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series X Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, such Redemption Date, the number of shares of Series X Preferred Stock to be redeemed from such holder and the place where said Redemption Price shall be payable and calling upon such holder to surrender to the Corporation, in the manner and at the place designated his certificate or certificates representing the shares to be redeemed. On or after the Redemption Date, each holder of Series X Preferred Stock shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series X Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If, on the Redemption Date, the funds of the Corporation legally available for redemption of shares of (A) Series X Preferred Stock, (B) Series Y Preferred Stock and (C) any other class or series of preferred stock (whenever designated or created) that (1) entitles the holders thereof to cause the Corporation to redeem such shares and (2) is on parity with the Series X Preferred Stock with respect to redemption by the Corporation, are insufficient to redeem the total number of shares of Series X Preferred Stock, Series Y Preferred Stock and any such other class or series of preferred stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series X Preferred Stock, Series Y Preferred Stock and any other class or series of preferred stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series X Preferred Stock, Series Y Preferred Stock and any other class or series of preferred stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. The Series Y Preferred Stock shall rank on parity with the Series X Preferred Stock with respect to redemption by the Corporation.

(d) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series X Preferred Stock redeemed pursuant to this Section 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series X Preferred Stock.
(e) Waiver of Redemption. Any redemption of shares of Series X Preferred Stock required to be made by the Corporation by the Redemption Date may be waived or postponed by the vote or written consent of the holders of at least a majority of the shares of Series X Preferred Stock then outstanding.

7. Status of Converted Stock. In the event any shares of Series X Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed by a duly authorized officer of the Company as of this 14th day of November, 2001.
                                  DSL.NET, INC.


BY: /S/ STEPHEN ZAMANSKY
    ---------------------------
    STEPHEN ZAMANSKY, V.P.

                             DESIGNATION OF SERIES Y
                           CONVERTIBLE PREFERRED STOCK
                                       of
                                  DSL.NET, INC.

DSL.net, Inc., a company organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law by action of the Board of Directors of the Corporation at a meeting held on December 23, 2001:

RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation and in accordance with the General Corporation Law of the State of Delaware and the provisions of the Corporation's Amended and Restated Certificate of Incorporation, a new series of preferred stock, par value $.00l per share, of the Corporation is hereby created and designated as the "Series Y Convertible Preferred Stock," with the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as follows:

A. Designation and Amount. A total of 15,000 shares of the Corporation's previously undesignated preferred stock, par value $.001 per share, shall be designated as "Series Y Convertible Preferred Stock" (the "Series Y Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series Y Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance (i) upon the exercise of outstanding options, rights or warrants for the purchase of Series Y Preferred Stock or (ii) upon the conversion of any outstanding securities issued by the Corporation convertible into Series Y Preferred Stock.

1. Dividend Provisions. The holders of shares of Series Y Preferred Stock shall be entitled to receive dividends out of funds legally available therefor, in cash or, at the sole option of the Corporation, but only in case of a dividend payment under clause (ii) below, in shares of the Corporation's common stock, par value $.0005 per share (the "Common Stock"), measured at the fair market value of the Common Stock at the time the dividend is declared, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, at the rate of $120 per share per annum (the "Accruing Dividends") (as adjusted for any stock splits, stock dividends, recapitalizations or the like affecting the Series Y Preferred Stock after the date of the filing of this Designation of Series Y Convertible Preferred Stock (the "Series Y

Certificate of Designation") with the Secretary of State of the State of Delaware), when and if declared by the Board of Directors. Accruing Dividends shall accrue on a monthly basis on each share of the Series Y Preferred Stock from the date of original issuance of such share, whether or not earned or declared and shall be cumulative. Notwithstanding the foregoing, accrued but unpaid dividends shall be paid on each outstanding share of the Series Y Preferred Stock upon the earliest to occur of (i) any liquidation, dissolution, winding up or Change of Control (as defined in subsection 2(c)(i)), which payment shall be made as provided in Section 2; (ii) any conversion of such share of the Series Y Preferred Stock into Common Stock; or (iii) any redemption of such share of the Series Y Preferred Stock, which payment shall be made as provided in Section 6. The holders of a majority of the then outstanding shares of Series Y Preferred Stock may waive any dividend or dividend preference that such holders shall be entitled to receive under this Section 1 by giving the Corporation written notice of such waiver. For the purpose of this Section 1, "fair market value" shall be determined in accordance with Section 2(c)(ii) hereof.

2. Liquidation Preference.
(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntarily, the holders of Series Y Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock and any other class or series of preferred stock (whenever designated or created) that is junior to the Series Y Preferred Stock with respect to the liquidation, dissolution or winding up of the Corporation by reason of their ownership thereof, an amount per share equal to the sum of $1,000.00 (the "Original Series Y Issue Price") plus, in the case of each share, an amount equal to all Accruing Dividends thereon unpaid (whether or not declared) computed to the date payment thereon is made (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like affecting the Series Y Preferred Stock after the date of the filing of this Series Y Certificate of Designation with the Secretary of State of the State of Delaware). If upon the occurrence of such event, the assets and funds available for distribution to the holders of shares of Series Y Preferred Stock and any other class or series of preferred stock (whenever designated or created) that is on parity with the Series Y Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series Y Preferred Stock and any other such class or series of Preferred Stock in proportion to the amount of such preferential amounts due on the shares of Series Y Preferred Stock and any other such class or series of Preferred Stock owned by each such holder. The Corporation's Series X Convertible Preferred Stock, par value $.001 per share (the "Series X Preferred Stock"), shall rank on parity with the Series Y Preferred Stock with respect to the liquidation, dissolution or winding up of the Corporation.

(b) Upon completion of the distribution required by subsection (a) of this
Section 2 and any other distribution required by the Corporation's certificate of incorporation (including any certificate of designation for another class or series of preferred stock), all of the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed among the holders of shares of Series X Preferred Stock, Series Y Preferred Stock, Common Stock and any other class or series of stock of the Corporation (whenever designated or created) that is not limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate on the distribution of assets upon the liquidation, dissolution or winding up of the Corporation pro rata based on the number of shares of Common Stock then held by each such holder (assuming full conversion of all convertible or exchangeable stock, including the Series X Preferred Stock and Series Y Preferred Stock, into shares of Common Stock, regardless of whether or not such shares are then convertible).

(c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) if, following such transaction, the holders of the outstanding voting power of the Corporation prior to the transaction cease to hold, directly or indirectly, a majority of the outstanding voting power of the surviving entity or (B) a sale of all or substantially all of the assets of the Corporation, unless in case of either clause (A) or (B) the holders of a majority of the then outstanding shares of Series Y Preferred Stock elect to the contrary by giving written notice thereof to the Corporation at least three days before the effective date of such event. If such notice is given, the provisions of subsection 3(h) below shall apply. In connection with any such transaction contemplated by the first sentence of this paragraph, all consideration payable to the stockholders of the Corporation, in connection with a merger or consolidation, or all consideration payable to the Corporation, together with all other available assets of the Corporation (net of obligations owed by the Corporation), in the case of an asset sale, shall be paid to and deemed (to the fullest extent permitted by law) distributed (in the case of a merger or consolidation) or available for distribution and payment as provided herein (in the case of a sale of assets), as applicable, to the holders of capital stock of the Corporation in accordance with the preference and priorities set forth in this Section 2, with such preferences and priorities specifically intended to be applicable in any such Change of Control transaction as if the same were a liquidation, dissolution or winding up. If applicable, the Corporation shall either (x) cause the agreement and plan of merger or consolidation to provide as a consequence of such merger or consolidation for the conversion of the outstanding shares of Series Y Preferred Stock into the right to receive an amount either in cash, or, in the case of a merger or consolidation for stock, stock of the surviving corporation equal to the applicable amount payable under this Section 2; or (y) immediately concurrent with the consummation with the sale of all or substantially all of the assets of the Corporation, cause the redemption of all outstanding shares of the Series Y Preferred Stock for an amount either in cash or, in the case of a sale of assets for stock, stock of the surviving corporation equal to the applicable amount payable under this Section 2. The occurrence of any event set forth in clause
(A) or (B) of the first sentence of this subsection 2(c)(i) is sometimes referred to as a "Change of Control."

(ii) In any of such events, if the consideration received by the Corporation or its stockholders is other than cash or securities, its value will be deemed its fair market value, as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the ten (10) day period ending three (3) days prior to the closing;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten
(10) day period ending three (3) days prior to the closing; and

(3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate or by virtue of any securities law or regulation) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

(iii) In the event the requirements of this subsection 2(c) are not complied with, the Corporation shall forthwith either:

(A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of shares of Series Y Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

(iv) The Corporation shall give each holder of record of shares of Series Y Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the then outstanding shares of Series Y Preferred Stock.

3. Conversion. From and after the date on which the Corporation's certificate of incorporation is amended to increase the number of authorized shares of Common Stock to at least 250,000,000 shares, the holders of shares of the Series Y Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert.

(i) Each share of Series Y Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series Y Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series Y Preferred Stock shall be $0.50; provided, however, that the Conversion Price shall be subject to adjustment as set forth in subsection 3(d).

(b) Automatic Conversion. Each share of Series Y Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect immediately upon the close of business on the date on which the closing sale price of the Corporation's Common Stock on the Nasdaq Stock Market has exceeded $2.50 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like affecting the Common Stock after the date of the filing of this Series Y Certificate of Designation with the Secretary of State of the State of Delaware (the "Filing Date")) for a period of 45 consecutive trading days; provided, however, that such period of 45 consecutive trading days must commence and end following the date that is 180 days after the Filing Date.

(c) Mechanics of Conversion. Before any holder of shares Series Y Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such Series Y Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series Y Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series Y Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering shares of Series Y Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of shares of Series Y Preferred Stock shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

(d) Adjustment of Price Upon Issuance of Common Stock. Except as provided in subsection 3(e), if and whenever the Corporation shall issue or sell, or is, in accordance with subsections 3(d)(i) through 3(d)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, immediately upon such issue or sale, the Conversion Price shall be reduced to the price per share at which the Corporation issued or sold, or is deemed to have issued or sold, such shares of Common Stock.

For purposes of this subsection (d), the following subsections 3(d)(i) through 3(d)(vii)) shall also be applicable:

(i) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection

3(d)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. In case the Corporation shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subsection 3(d)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subsection 3(d)(iii), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 3(d)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 3(d)(i) or 3(d)(ii), or the rate at which Convertible Securities referred to in subsection 3(d)(i) or 3(d)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

(iv) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold at a price per share equal to $.0005; provided, however, that no adjustment shall be made in connection with (i) dividends payable in shares of Common Stock payable pro rata to holders of the Series Y Preferred Stock and to holders of any other class or series of stock, whether or not paid to holders of any other class of stock, or (ii) dividends payable in shares of Series Y Preferred Stock.

(v) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options and other securities shall each be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

(vi) Record Date. In case the Corporation shall take a record of the holders of shares of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, however, if such dividend or distribution is not fully made on the date fixed therefor, the Conversion Price for the Series Y Preferred Stock shall be recomputed accordingly and thereafter the Conversion Price for the Series Y Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends, distributions or granting of rights, if any.

(vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subsection 3(d).

(e) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of (A) the issuance, or deemed issuance, of shares of Common Stock to directors, officers, employees or consultants of the Corporation or a subsidiary of the Corporation in connection with their service as directors of the Corporation or a subsidiary of the Corporation, their employment by the Corporation or a subsidiary of the Corporation or their retention as consultants by the Corporation or a subsidiary of the Corporation under the Corporation's Amended and Restated 1999 Stock Plan, the Vector Internet Services Inc. 1997 Stock Option Plan, the Vector Internet Services Inc. 1999 Stock Option Plan, the Corporation's 1999 Employee Stock Purchase Plan or the Company's 2001 Stock Option and Incentive Plan (the "Plans"), plus such additional number of shares issued or issuable to directors, officers, employees or consultants of the Corporation or a subsidiary of the Corporation under any amendment of the Plans, or under other plans, adopted or assumed by the Corporation with the approval of the Board of Directors of the Corporation (including a majority of the Series X Directors (as defined in Section 4(b) of the Certificate of Designation of Series X Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on November 14, 2001) (the "Series X Certificate of Designation")), plus such number of shares of Common Stock which are repurchased by the Corporation from such persons pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor, (B) the issuance of shares of Common Stock upon exercise of the warrant to purchase 27,770 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to VantagePoint Venture Partners 1996, L.P., (C) the issuance of shares of Common Stock upon exercise of the warrant to purchase 55,544 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to VantagePoint Communications Partners, L.P., (D) the issuance, or deemed issuance, of shares of Common Stock pursuant to a merger, consolidation or stock or asset acquisition approved by the Corporation's Board of Directors, including a majority of the Series X Directors; (E) the issuance of shares of Common Stock upon the conversion of the Series X Preferred Stock or Series Y Preferred Stock; (F) the issuance of up to an aggregate of 20,000 shares of Series X Preferred Stock (including the 10,000 shares issued prior to the Filing Date) ; and (G) the issuance, or deemed issuance, of securities of the Corporation for any purpose and in any amount as approved by the Corporation's Board of Directors, which approval shall include a majority of the Series X Directors and the approval of the Series Y Director (as defined in the Stockholders Agreement dated as of December 24, 2001 among the Company, holders of the Series X Preferred Stock and holders of the Series Y Preferred Stock).

(f) Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(g) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or in Section 2), provision shall be made so that the holders of the Series Y Preferred Stock shall thereafter be entitled to receive upon conversion of the Series Y Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion of such Series Y Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series Y Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series Y Preferred Stock) shall be applicable after that event in as nearly equivalent a way as practicable.

(h) Adjustment for Merger or Reorganization. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger, or sale that is treated as a liquidation under subsection 2(c) above), each share of Series Y Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series Y Preferred Stock would have been entitled upon such consolidation, merger or conveyance.

(i) No Impairment. Without the approval of the holders of a majority of the then outstanding shares of Series Y Preferred Stock, the Corporation will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Series Y Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of shares of Series Y Preferred Stock against impairment.

(j) No Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of the Series Y Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share, determined on the basis of the total number of shares of Series Y Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price for the Series Y Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series Y Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series Y Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (1) such adjustment and readjustment, (2) the applicable Conversion Price for the Series Y Preferred Stock at the time in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of the Series Y Preferred Stock.

(l) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series Y Preferred Stock, at least ten (10) days prior to the date specified therein or such shorter period agreed upon by written consent of the holders of a majority of the outstanding shares of the Series Y Preferred Stock, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(m) Reservation of Stock Issuable Upon Conversion. From and after the date on which the Corporation's certificate of incorporation is amended to increase the number of authorized shares of Common Stock to at least 250,000,000 shares, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Y Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Y Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Y Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series Y Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Series Y Certificate of Designation or its certificate of incorporation.

(n) Notices. Any notice required by the provisions of this Series Y Certificate of Designation to be given to the holders of shares of Series Y Preferred Stock shall be deemed given if delivered in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series Y Preferred Stock at the address of such holder as shown on the books of the Corporation.

4. Voting Rights. The holder of each share of Series Y Preferred Stock shall have the right to 978.5 votes (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)). Each holder of Series Y Preferred Stock shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the by-laws of the Corporation. Except as may otherwise be provided in the Corporation's certificate of incorporation (including this Series Y Certificate of Designation) or required by law, the Series Y Preferred Stock shall vote or act together with all other classes and series of capital stock of the Corporation (including the Common Stock) as a single class on all actions to be taken by the stockholders of the Corporation.

5. Protective Provisions. So long as at least 25% of the shares of Series Y Preferred Stock originally issued are outstanding, the Corporation shall not, nor shall it allow any of its subsidiaries, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series Y Preferred Stock, voting as a separate series:

(a) alter or change the rights, preferences or privileges of the shares of Series Y Preferred Stock as set forth in this Series Y Certificate of Designation, so as to affect adversely the shares;

(b) authorize any reclassification of the Series Y Preferred Stock; or

(c) authorize or issue, or obligate itself to issue, (i) any other equity security, including any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to the Series Y Preferred Stock or (ii) during the six month period beginning on the Filing Date, any other equity security, including any other security convertible into or exercisable for any equity security, having rights, preferences or privileges pari passu with the Series Y Preferred Stock.

6. Redemption. The shares of Series Y Preferred Stock shall be redeemed as follows:
(a) Optional Redemption. At any time on or after January 1, 2005, the holders of at least a majority of the then outstanding shares of the Series Y Preferred Stock may request that the Corporation redeem all (and not less than all) of the outstanding shares of Series Y Preferred Stock pursuant to the terms of this
Section 6 (the "Series Y Redemption Request"). Upon receipt of the Series Y Redemption Request, the Corporation shall promptly notify the holders of the Series X Preferred Stock of the Series Y Redemption Request. Upon receipt of a Redemption Request (in such case as defined under the Series X Certificate of Designation), the Corporation shall promptly notify the holders of the Series Y Preferred Stock of such Redemption Request. Upon receipt of the Series Y Redemption Request, the Corporation shall redeem from any source of funds legally available therefor the outstanding shares of the Series Y Preferred Stock in full on a date that is no more than 120 days after the date of the Redemption Notice, as defined in Section 6(c) below (the "Redemption Date").

(b) Redemption Price and Payment. The Series Y Preferred Stock to be redeemed on the Redemption Date shall be redeemed by paying for each share in cash an amount

(such amount being referred to as the "Redemption Price") equal to $1,000 (as such amount may be adjusted for any stock splits, stock dividends, recapitalizations or the like affecting the Series Y Preferred Stock) plus, in the case of each share, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared) and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available.

(c) Redemption Mechanics. At least 20 but not more than 60 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series Y Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, such Redemption Date, the number of shares of Series Y Preferred Stock to be redeemed from such holder and the place where said Redemption Price shall be payable and calling upon such holder to surrender to the Corporation, in the manner and at the place designated his certificate or certificates representing the shares to be redeemed. On or after the Redemption Date, each holder of Series Y Preferred Stock shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series Y Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If, on the Redemption Date, the funds of the Corporation legally available for redemption of shares of (A) Series Y Preferred Stock, (B) Series X Preferred Stock and (C) any other class or series of preferred stock (whenever designated or created) that (1) entitles the holders thereof to cause the Corporation to redeem such shares and (2) is on parity with the Series Y Preferred Stock with respect to redemption by the Corporation, are insufficient to redeem the total number of shares of Series Y Preferred Stock, Series X Preferred Stock and any other class or series of preferred stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series Y Preferred Stock, Series X Preferred Stock and any other class or series of preferred stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series Y Preferred Stock, Series X Preferred Stock and any other class or series of preferred stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. The Series X Preferred Stock shall rank on parity with the Series Y Preferred Stock with respect to redemption by the Corporation.

(d) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Series Y Preferred Stock redeemed pursuant to this Section 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series Y Preferred Stock.

(e) Waiver of Redemption. Any redemption of shares of Series Y Preferred Stock required to be made by the Corporation by the Redemption Date may be waived or postponed by the vote or written consent of the holders of at least a majority of the shares of Series Y Preferred Stock then outstanding.
7. Status of Converted Stock. In the event any shares of Series Y Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by a duly authorized officer of the Corporation as of this 28th day of December, 2001.
                                  DSL.NET, INC.


BY: /S/ STEPHEN ZAMANSKY
   ---------------------------
   STEPHEN ZAMANSKY

                           CERTIFICATE OF AMENDMENT OF
          AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
                                       OF
                                  DSL.NET, INC.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware
                      ------------------------------------


         DSL.net, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation duly met on March 27, 2002 and adopted resolutions setting forth proposed amendments to the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Amended and Restated Certificate"), declaring said amendments to be advisable and directed that the matters be submitted to the stockholders of the Corporation for the approval of said amendments.

         SECOND: The first of said amendments would amend the Amended and Restated Certificate by amending and restating in its entirety paragraph A of
Article IV and substituting in lieu thereof the following:

                  "A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is 420,000,000 shares, of which 400,000,000 shares shall be Common Stock with a par value of $.0005 per share and 20,000,000 shares shall be Preferred Stock with a par value of $.001 per share."


         THIRD: The second of said amendments would amend the Amended and Restated Certificate by amending and restating in its entirety Article VII and substituting in lieu thereof the following:

                  "Holders of the Common Stock may not take any action by written consent in lieu of a meeting. Except as otherwise set forth in the certificate of designation for any class or series of preferred stock, holders of a class or series of Preferred Stock (including the Series X Preferred Stock and the Series Y Preferred Stock), when voting or acting as a separate class or series, may take action by written consent in lieu of a meeting."

         FOURTH: The third of said amendments would amend the Certificate of Designation of Series X Preferred Stock ("Series X Certificate of Designation"), which constitutes a part of the Amended and Restated Certificate, by amending and restating in their entirety Sections 2(a) and (b) of the Series X Certificate of Designation and substituting in lieu thereof the following:

                  "2. LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntarily, the holders of Series X Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock and any other class or series of preferred stock (whenever designated or created) that is junior to the Series X Preferred Stock with respect to the liquidation, dissolution or winding up of the Corporation by reason of their ownership thereof, an amount per share equal to the sum of $1,000.00 (the "Original Series X Issue Price") plus, in the case of each share, an amount equal to all Accruing Dividends thereon unpaid (whether or not declared) computed to the date payment thereon is made (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like affecting the Series X Preferred Stock after the date of the filing of this Series X Certificate of Designation with the Secretary of State of the State of Delaware). If upon the occurrence of such event, the assets and funds available for distribution to the holders of shares of Series X Preferred Stock and any other class or series of preferred stock (whenever designated or created) that is on parity with the Series X Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series X Preferred Stock and any other such class or series of Preferred Stock in proportion to the amount of such preferential amounts due on the shares of Series X Preferred Stock and any other such class or series of Preferred Stock owned by each such holder. The Corporation's Series Y Convertible Preferred Stock, par value $.001 per share (the "Series Y Preferred Stock"), shall rank on parity with the Series X Preferred Stock with respect to the liquidation, dissolution or winding up of the Corporation.

                  (b) Upon completion of the distribution required by subsection
         (a) of this Section 2 and any other distribution required by the Corporation's certificate of incorporation (including any certificate of designation for another class or series of preferred stock), all of the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed among the holders of shares of Series X Preferred Stock, Series Y Preferred Stock, Common Stock and any other class or series of stock of the Corporation (whenever designated or created) that is not limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate on the distribution of assets upon the liquidation, dissolution or winding up of the Corporation pro rata based on the number of shares of Common Stock then held by each such holder (assuming full conversion of all convertible or exchangeable stock, including the Series X Preferred Stock and Series Y Preferred Stock, into shares of Common Stock, regardless of whether or not such shares are then convertible)."

         FIFTH: The fourth of said amendments would amend the Series X Certificate of Designation, which constitutes a part of the Amended and Restated Certificate, by amending and restating in its entirety Section 3(b) of the Series X Certificate of Designation and substituting in lieu thereof the following:

                  "(b) AUTOMATIC CONVERSION. Each share of Series X Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect immediately upon the close of business on the date on which the closing sale price of the Corporation's Common Stock on the Nasdaq Stock Market has exceeded $2.50 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like affecting the Common stock after the date of the filing of the Series X Certificate of Designation with the Secretary of State of the State of Delaware (the "Filing Date") for a period of 45 consecutive trading days; provided, however, that such period of 45 consecutive trading days must commence and end following the date that is 180 days after the Filing Date."

         SIXTH: The fifth of said amendments would amend the Series X Certificate of Designation by amending and restating in its entirety Section 5 of the Series X Certificate of Designation and substituting in lieu thereof the following:

                  "5. PROTECTIVE PROVISIONS. So long as at least 25% of the shares of Series X Preferred Stock originally issued are outstanding, the Corporation shall not, nor shall it allow any of its subsidiaries, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series X Preferred Stock, voting as a separate series:

                  (a) authorize or issue, or obligate itself to issue, (i) any other equity security (including any other security convertible into or exercisable for any equity security) having rights, preferences or privileges senior to the Series X Preferred Stock or (ii) during the six month period beginning on the filing date of the Corporation's Certificate of Designation of the Series Y Preferred Stock with the Secretary of State of the State of Delaware, any other equity security (including any other security convertible into or exercisable for any equity security) having rights, preferences or privileges pari passu with the Series X Preferred Stock;

                  (b) alter or change the rights, preferences or privileges of the shares of Series X Preferred Stock as set forth in this Series X Certificate of Designation, so as to affect adversely the shares;

                  (c) authorize any reclassification of the Series X Preferred Stock."

         SEVENTH: The sixth of said amendments would amend the Series X Certificate of Designation by amending and restating in their entirety Sections 6(a) and 6(c) of the Series X Certificate of Designation and substituting in lieu thereof the following:

                  "(a) OPTIONAL REDEMPTION. At any time on or after January 1, 2005, the holders of at least a majority of the then outstanding shares of the Series X Preferred Stock may request that the Corporation redeem all (and not less than all) of the outstanding shares of Series X Preferred Stock pursuant to the terms of this Section 6 (the "Redemption Request"). Upon receipt of the Redemption Request, the Corporation shall promptly notify the holders of the Series Y Preferred Stock of the Redemption Request. Upon receipt of a Series Y Redemption Request (in such case as defined under the Series Y Certificate of Designation), the Corporation shall promptly notify the holders of the Series X Preferred Stock of such Series Y Redemption Request. Upon receipt of the Redemption Request, the Corporation shall redeem from any source of funds legally available therefor the outstanding shares of the Series X Preferred Stock in full on a date that is no more than 120 days after the date of the Redemption Notice, as defined in Section 6(c)below (the "Redemption Date").

                  (c) REDEMPTION MECHANICS. At least 20 but not more than 60 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series X Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, such Redemption Date, the number of shares of Series X Preferred Stock to be redeemed from such holder and the place where said Redemption Price shall be payable and calling upon such holder to surrender to the Corporation, in the manner and at the place designated his certificate or certificates representing the shares to be redeemed. On or after the Redemption Date, each holder of Series X Preferred Stock shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series X Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If, on the Redemption

         Date, the funds of the Corporation legally available for redemption of shares of (A) Series X Preferred Stock, (B) Series Y Preferred Stock and (C) any other class or series of preferred stock (whenever designated or created) that (1) entitles the holders thereof to cause the Corporation to redeem such shares and (2) is on parity with the Series X Preferred Stock with respect to redemption by the Corporation, are insufficient to redeem the total number of shares of Series X Preferred Stock, Series Y Preferred Stock and any such other class or series of preferred stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series X Preferred Stock, Series Y Preferred Stock and any other class or series of preferred stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series X Preferred Stock, Series Y Preferred Stock and any other class or series of preferred stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. The Series Y Preferred Stock shall rank on parity with the Series X Preferred Stock with respect to redemption by the Corporation."

         EIGHTH: That the foregoing amendments to the Amended and Restated Certificate were duly adopted by the stockholders of the Corporation at an Annual Meeting in accordance with the applicable provisions of Sections 222 and 242(b) of the General Corporation Law of the State of Delaware.

         NINTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 29th day of May, 2002.




                                               DSL.NET, INC.


                                               By: /s/ David F. Struwas
                                                   ----------------------------
                                                   David F. Struwas
                                                   Chief Executive Officer

                           CERTIFICATE OF AMENDMENT OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  DSL.NET, INC.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware
                      ------------------------------------

         DSL.net, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation duly met on July 17, 2003 and August 18, 2003 and adopted resolutions setting forth proposed amendments to the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the "Amended and Restated Certificate"), declaring said amendments to be advisable and directed that the matters be submitted to the stockholders of the Corporation for the approval of said amendments.

         SECOND: The first of said amendments would amend the Amended and Restated Certificate by amending and restating in its entirety paragraph A of
Article IV and substituting in lieu thereof the following:

                  "A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is 820,000,000 shares, of which 800,000,000 shares shall be Common Stock with a par value of $.0005 per share and 20,000,000 shares shall be Preferred Stock with a par value of $.001 per share."

         THIRD: The second of said amendments would amend the Certificate of Designation of Series X Preferred Stock ("Series X Certificate of Designation"), which constitutes part of the Amended and Restated Certificate, by amending and restating in its entirety the first paragraph of Section 3(d) and substituting in lieu thereof the following:

                  "(d) Adjustment of Price Upon Issuance of Common Stock. Except as provided in subsections 3(e) and 3(f), if and whenever the Corporation shall issue or sell, or is, in accordance with subsections 3(d)(i) through 3(d)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale (such number being appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) (the "Dilutive Financing Price"), then, forthwith upon such issue or sale, the applicable

         Conversion Price shall be reduced to the price determined by dividing
         (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issue or sale and (b) the total number of shares of Common Stock issuable in such issue or sale. For purposes hereof all shares of Common Stock issuable upon conversion of outstanding Options and Convertible Securities (both as defined below) (including all outstanding shares of Series X Preferred Stock and Series Y Preferred Stock and all outstanding warrants to purchase shares of capital stock of the Corporation) immediately prior to such issue or sale shall be deemed to be outstanding for the purposes of clauses (i)(a) and (ii)(a). The provisions of this subsection 3(d) may be waived in any instance, without a meeting, prospectively or retroactively, by the holders of the Series X Preferred Stock by obtaining the written consent of the holders of a majority of the then outstanding shares of Series X Preferred Stock."

         FOURTH: The third of said amendments would amend the Series X Certificate of Designation, which constitutes a part of the Amended and Restated Certificate, by amending and restating in its entirety Section 3(e) of the Series X Certificate of Designation and substituting in lieu thereof the following:

                  "(e) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of (A) the issuance, or deemed issuance, of shares of Common Stock to directors, officers, employees or consultants of the Corporation or a subsidiary of the Corporation in connection with their service as directors of the Corporation or a subsidiary of the Corporation, their employment by the Corporation or a subsidiary of the Corporation or their retention as consultants by the Corporation or a subsidiary of the Corporation under the Corporation's Amended and Restated 1999 Stock Plan, the Vector Internet Services Inc. 1997 Stock Option Plan, the Vector Internet Services Inc. 1999 Stock Option Plan, the Corporation's 1999 Employee Stock Purchase Plan or the Corporation's Amended and Restated 2001 Stock Option and Incentive Plan (the "Plans"), plus such additional number of shares issued or issuable to directors, officers, employees or consultants of the Corporation or a subsidiary of the Corporation under any amendment of the Plans, or under other plans, adopted or assumed by the Corporation with the approval of the Board of Directors of the Corporation (including a majority of the Series X Directors (as defined in Section 4(b)), plus such number of shares of Common Stock which are repurchased by the Corporation from such persons pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor, (B) the issuance of shares of Common Stock upon exercise of the warrant to purchase 27,770 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to VantagePoint Venture Partners 1996, L.P., (C) the issuance of shares of Common Stock upon exercise of the warrant to purchase 55,544 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to VantagePoint Communications Partners, L.P., (D) the issuance of shares of Common Stock upon exercise of the warrant to purchase 12,950,000 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to affiliates of VantagePoint Venture Partners and Columbia Capital Partners in connection with the guaranty of the Corporation's obligations under that certain Revolving Credit and Term Loan Agreement dated as of December 13, 2002 by and between the Corporation and Fleet National Bank; (E) the issuance of shares of Common Stock upon exercise of the warrant to purchase an aggregate of 2,260,909 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to VantagePoint Venture Partners III (Q), L.P., (F) the issuance, or deemed issuance, of shares of Common Stock pursuant to a merger, consolidation or stock or asset acquisition approved by the Corporation's Board of Directors, including a majority of the Series X Directors; (G) the issuance of shares of Common Stock upon the conversion of the Series X Preferred Stock or Series Y Preferred Stock;
         (H) the issuance, or deemed issuance, of securities of the Corporation for any purpose and in any amount as approved by the Corporation's Board of Directors, including a majority of the Series X Directors and the approval of the Series Y Director (as defined in the Amended and Restated Stockholders Agreement dated as of July 18, 2003 among the Corporation, holders of the Series X Preferred Stock, holders of the Series Y Preferred Stock and certain other signatories thereto); and
         (I) the issuance and sale of warrants to purchase shares of Common Stock pursuant to the Note and Warrant Purchase Agreement dated as of July 18, 2003 by and among the Corporation and the investors named therein and the issuance of shares of Common Stock upon the exercise of such warrants.

         FIFTH: The fourth of said amendments would amend the Series X Certificate of Designation, which constitutes a part of the Amended and Restated Certificate, by amending and restating in its entirety the first sentence of
Section 6(a) of the Series X Certificate of Designation and substituting in lieu thereof the following:

                  "(a) Optional Redemption. At any time on or after July 18, 2006, the holders of at least a majority of the then outstanding shares of the Series X Preferred Stock may request that the Corporation redeem all (and not less than all) of the outstanding shares of Series X Preferred Stock pursuant to the terms of this Section 6 (the "Redemption Request")."

         SIXTH: The fifth of said amendments would amend the Certificate of Designation of Series Y Preferred Stock ("Series Y Certificate of Designation"), which constitutes a part of the Amended and Restated Certificate, by amending and restating in its entirety the last sentence of Section 3(a)(i) of the Series Y Certificate of Designation in its entirety, so that as so amended and restated such last sentence of Section 3(a)(i) shall read in its entirety as follows:

         The initial Conversion Price per share for shares of Series Y Preferred Stock shall be $0.50; provided, however, that from and after July 18, 2003 the Conversion Price per share for shares of Series Y Preferred Stock shall be $.4423; and provided further, however, that the Conversion Price shall be subject to further adjustment as set forth in subsection 3(d), as amended.

         SEVENTH: The sixth of said amendments would amend the Series Y Certificate of Designation, which constitutes a part of the Amended and Restated Certificate, by amending and restating in its entirety the first paragraph of
Section 3(d) of the Series Y Certificate of Designation and substituting in lieu thereof the following:

                  "(d) Adjustment of Price Upon Issuance of Common Stock. Except as provided in subsections 3(e) and 3(f), if and whenever the Corporation shall issue or sell, or is, in accordance with subsections 3(d)(i) through 3(d)(vii), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale (such number being appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) (the "Dilutive Financing Price"), then, forthwith upon such issue or sale, the applicable Conversion Price shall be reduced to the price determined by dividing
         (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issue or sale and (b) the total number of shares of Common Stock issuable in such issue or sale. For purposes hereof all shares of Common Stock issuable upon conversion of outstanding Options and Convertible Securities (both as defined below) (including all outstanding shares of Series X Preferred Stock and Series Y Preferred Stock and all outstanding warrants to purchase shares of capital stock of the Corporation) immediately prior to such issue or sale shall be deemed to be outstanding for the purposes of clauses (i)(a) and (ii)(a). The provisions of this subsection 3(d) may be waived in any instance, without a meeting, prospectively or retroactively, by the holders of the Series Y Preferred Stock by obtaining the written consent of the holders of a majority of the then outstanding shares of Series Y Preferred Stock."

         EIGHTH: The seventh of said amendments would amend the Series Y Certificate of Designation, which constitutes a part of the Amended and Restated Certificate, by amending and restating in its entirety Section 3(e) of the Series Y Certificate of Designation and substituting in lieu thereof the following:

                  "(e) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of (A) the issuance, or deemed issuance, of shares of Common Stock to directors, officers, employees or consultants of the Corporation or a subsidiary of the Corporation in connection with their service as directors of the Corporation or a subsidiary of the Corporation, their employment by the Corporation or a subsidiary of the Corporation or their retention as consultants by the Corporation or a subsidiary of the Corporation under the Corporation's Amended and Restated 1999 Stock Plan, the Vector Internet Services Inc. 1997 Stock Option Plan, the Vector Internet Services Inc. 1999 Stock Option Plan, the Corporation's 1999 Employee Stock Purchase Plan or the Corporation's Amended and Restated 2001 Stock Option and Incentive Plan (the "Plans"), plus such additional number of shares issued or issuable to directors, officers, employees or consultants of the Corporation or a subsidiary of the Corporation under any amendment of the Plans, or under other plans, adopted or assumed by the

         Corporation with the approval of the Board of Directors of the Corporation (including a majority of the Series X Directors (as defined in Section 4(b)), plus such number of shares of Common Stock which are repurchased by the Corporation from such persons pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor, (B) the issuance of shares of Common Stock upon exercise of the warrant to purchase 27,770 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to VantagePoint Venture Partners 1996, L.P., (C) the issuance of shares of Common Stock upon exercise of the warrant to purchase 55,544 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to VantagePoint Communications Partners, L.P., (D) the issuance of shares of Common Stock upon exercise of the warrant to purchase 12,950,000 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to affiliates of VantagePoint Venture Partners and Columbia Capital Partners in connection with the guaranty of the Corporation's obligations under that certain Revolving Credit and Term Loan Agreement dated as of December 13, 2002 by and between the Corporation and Fleet National Bank; (E) the issuance of shares of Common Stock upon exercise of the warrant to purchase an aggregate of 2,260,909 shares of Common Stock (appropriately adjusted to reflect the occurrence of any event described in subsection 3(f)) issued to VantagePoint Venture Partners III (Q), L.P., (F) the issuance, or deemed issuance, of shares of Common Stock pursuant to a merger, consolidation or stock or asset acquisition approved by the Corporation's Board of Directors, including a majority of the Series X Directors; (G) the issuance of shares of Common Stock upon the conversion of the Series X Preferred Stock or Series Y Preferred Stock; (H) the issuance, or deemed issuance, of securities of the Corporation for any purpose and in any amount as approved by the Corporation's Board of Directors, including a majority of the Series X Directors and the approval of the Series Y Director (as defined in the Amended and Restated Stockholders Agreement dated as of July 18, 2003 among the Corporation, holders of the Series X Preferred Stock, holders of the Series Y Preferred Stock and certain other signatories thereto); and (I) the issuance and sale of warrants to purchase shares of Common Stock pursuant to the Note and Warrant Purchase Agreement dated as of July 18, 2003 by and among the Corporation and the investors named therein and the issuance of shares of Common Stock upon the exercise of such warrants."

         NINTH: The eighth of said amendments would amend the Series Y Certificate of Designation, which constitutes a part of the Amended and Restated Certificate, by amending and restating in its entirety the first sentence of
Section 6(a) of the Series Y Certificate of Designation and substituting in lieu thereof the following:

         "(a) Optional Redemption. At any time on or after July 18, 2006, the holders of at least a majority of the then outstanding shares of the Series Y Preferred Stock may request that the Corporation redeem all (and not less than all) of the outstanding shares of Series Y Preferred Stock pursuant to the terms of this Section 6 (the "Series Y Redemption Request")."

         TENTH: That the foregoing amendments to the Amended and Restated Certificate were duly adopted by the stockholders of the Corporation at an Annual Meeting in accordance with the applicable provisions of Sections 222 and 242(b) of the General Corporation Law of the State of Delaware.

         ELEVENTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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                                      -6-

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer of the Corporation this 16th day of October, 2003.




                                               DSL.NET, INC.


                                               By: /s/ J. Keith Markley
                                                  ------------------------------
                                               Name:  J. Keith Markley
                                               Title:  President and Chief
                                                       Operating Officer






















                                      -7-